Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

NexPoint Real Estate Strategies Fund:

We consent to the use of our report, dated February 27, 2017, with respect to the financial statements of NexPoint Real Estate Strategies Fund, incorporated herein by reference. We also consent to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2017